EXHIBIT 10.138

PERFORMANCE HEALTH TECHNOLOGIES, INC.
427 Riverview Plaza
Trenton, NJ 08611
Telephone:  (609) 656-0181
Facsimile:  (609) 656-0869

Dear Holder of Promissory Notes dated April 4, 2006:

The Company is requesting your consent that the Promissory Note that was issued by the company on April 4, 2006 with an extended maturity date of May 1 is not and will not be in default through August 31, 2008

Please take a moment to sign and return your consent by facsimile to 609-656-0869.

Very truly yours,

As of August 13, 2008	Dominique Prunetti Miller
Dominique Prunetti Miller
Secretary

The Waiver is accepted and agreed by the undersigned noteholder:

By: /s/ David J. Lenihan
Name: David J. Lenihan
Date: August 13, 2008